AMENDMENT NO. 11
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of February 8, 2010, amends the Master Investment Advisory Agreement (the “Agreement”), dated June 1, 2000, between AIM Investment Securities Funds, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Agreement to add the following series portfolios - Invesco High Yield Securities Fund, Invesco Van Kampen Core Plus Fixed Income Fund, Invesco Van Kampen Corporate Bond Fund, Invesco Van Kampen Government Securities Fund, Invesco Van Kampen High Yield Fund and Invesco Van Kampen Limited Duration Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Appendix A and Appendix B to the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
AIM Core Bond Fund	December 28, 2001
AIM Dynamics Fund	April 30, 2008
AIM Global Real Estate Fund	April 29, 2005
AIM High Yield Fund	June 1, 2000
AIM Income Fund	June 1, 2000
AIM Limited Maturity Treasury Fund	June 1, 2000
AIM Money Market Fund	June 1, 2000
AIM Municipal Bond Fund	June 1, 2000
AIM Real Estate Fund	October 29, 2003
AIM Short Term Bond Fund	August 29, 2002
AIM U.S. Government Fund	June 1, 2000
Invesco High Yield Securities Fund	February 8, 2010

Name of Fund	Effective Date of Advisory Agreement
Invesco Van Kampen Core Plus Fixed Income Fund	February 8, 2010
Invesco Van Kampen Corporate Bond Fund	February 8, 2010
Invesco Van Kampen Government Securities Fund	February 8, 2010
Invesco Van Kampen High Yield Fund	February 8, 2010
Invesco Van Kampen Limited Duration Fund	February 8, 2010

APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
AIM Core Bond Fund

Net Assets	Annual Rate
First $500 million	0.400%
Next $500 million	0.375%
Next $1.5 billion	0.350%
Next $2.5 billion	0.325%
Over $5 billion	0.300%
AIM Dynamics Fund

Net Assets	Annual Rate
First $350 million	0.60%
Next $350 million	0.55%
Next $1.3 billion	0.50%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%
AIM Global Real Estate Fund
AIM Real Estate Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Over $10 billion	0.68%

AIM High Yield Fund

Net Assets	Annual Rate
First $200 million	0.625%
Next $300 million	0.55%
Next $500 million	0.50%
Over $1 billion	0.45%
AIM Income Fund
AIM Municipal Bond Fund
AIM U.S. Government Fund

Net Assets	Annual Rate
First $200 million	0.50%
Next $300 million	0.40%
Next $500 million	0.35%
Over $1 billion	0.30%
AIM Limited Maturity Treasury Fund

Net Assets	Annual Rate
First $500 million	0.20%
Over $500 million	0.175%
AIM Money Market Fund

Net Assets	Annual Rate
First $1 billion	0.40%
Over $1 billion	0.35%
AIM Short Term Bond Fund

Net Assets	Annual Rate
First $500 million	0.350%
Next $500 million	0.325%
Next $1.5 billion	0.300%
Next $2.5 billion	0.290%
Over $5 billion	0.280%

Invesco High Yield Securities Fund

Net Assets	Annual Rate
First $500 million	0.42%
Next $250 million	0.345%
Next $250 million	0.295%
Next $1 billion	0.27%
Next $1 billion	0.245%
Over $3 billion	0.22%
Invesco Van Kampen Core Plus Fixed Income Fund

Net Assets	Annual Rate
First $1 billion	0.375%
Over $1 billion	0.30%
Invesco Van Kampen Corporate Bond Fund

Net Assets	Annual Rate
First $500 million	0.42%
Next $750 million	0.35%
Over $1.25 billion	0.22%
Invesco Van Kampen Government Securities Fund

Net Assets	Annual Rate
First $1 billion	0.54%
Next $1 billion	0.515%
Next $1 billion	0.49%
Next $1 billion	0.44%
Next $1 billion	0.39%
Next $1 billion	0.34%
Next $1 billion	0.29%
Over $7 billion	0.24%
Invesco Van Kampen High Yield Fund

Net Assets	Annual Rate
First $500 million	0.42%
Next $250 million	0.345%
Next $250 million	0.295%
Next $1 billion	0.27%
Next $1 billion	0.245%
Over $3 billion	0.22%
Invesco Van Kampen Limited Duration Fund
0.30% of average daily net assets”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM INVESTMENT SECURITIES FUNDS

Attest:		By:
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

INVESCOADVISERS, INC.

Attest:		By:
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)